As filed with the Securities and Exchange Commission on March 5, 1999
                                             Registration No. 333-___


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                                 MOOG INC.
          (Exact name of Registrant as specified in its charter)
          New York                                16-0757636
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

East Aurora, New York                             14052-0018
(Address of Principal Executive Office)           (Zip Code)

                     MOOG INC. 1998 STOCK OPTION PLAN
                         (Full title of the plan)

                               Joe C. Green
         Executive Vice President and Chief Administrative Officer
                                 Moog Inc.
                     East Aurora, New York  14052-0018
                  (Name and address of agent for service)
                               716-652-2000
       (Telephone number, including area code, of agent for service)
         Copy to:  Phillips, Lytle, Hitchcock, Blaine & Huber LLP
                        3400 Marine Midland Center
                         Buffalo, New York  14203
                    Attention:  John B. Drenning, Esq.

                      CALCULATION OF REGISTRATION FEE
_________________________________________________________________________
Title of                   Proposed Max.     Proposed Max.
securities     Amount        offering          aggregate     Amount of
to be           to be        price per         offering     registration
registered   registered*      share**          price**          fee
_________________________________________________________________________
Class A
Common Stock
$1 par
value          600,000        $31.3125       $18,787,500     $5,222.93

     * The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plan. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

     **   Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(c); calculated on the basis of the average of the high and low prices of the Class A Common Stock on the American Stock Exchange on March 3, 1999.
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                                  PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the instructions for Form S-8, the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 are not being filed with the Securities and Exchange Commission as part of this Registration Statement, but will be sent or given to optionees as specified by Rule 428(b)(1).















































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
                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents previously filed with the Commission are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1998.

          (b) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1998.

          (c)  The Company's Current Report on Form 8-K filed on
November 3, 1998, and the Company's Current Report on Form 8-K filed on December 3, 1998, as amended by the Company's Current Report on Form 8-K/A filed on February 10, 1999.

          (d) The description of the Class A Common Stock contained in the Company's Registration Statement on Form S-8 dated March 22, 1990
(Registration File No. 33-33958).

          In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     John B. Drenning, Secretary of the Company, is a partner in the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, which has rendered the legality opinion included in this Registration Statement as Exhibit 5.

Item 6.  Indemnification of Directors and Officers

     The Company's By-Laws contain provisions to protect each present and former director or officer of the Company, to the fullest extent permitted by the New York Business Corporation Law ("BCL"), from any liability arising out of his actions as such officer or director.








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     As permitted by the BCL, the Company's Restated Certificate of
Incorporation provides that a director of the Company shall not be liable for damages to the Company or its shareholders for any act or omission in the performance of his duties, except to the extent that a judgment or other final adjudication adverse to him establishes that (1) he actually received an improper benefit, (2) his act or omission was in bad faith or involved intentional misconduct or a knowing violation of law, or (3) his acts violated section 719 of the BCL.

     As approved by shareholders at the Annual Meeting of Shareholders held on February 16, 1988, there are indemnification agreements between the Company and its directors and certain executive officers. These agreements provide for indemnification by the Company of the directors and officers for any amounts they may become obligated to pay, including legal fees and expenses, in connection with a claim against them for which the Company's Restated Certificate of Incorporation or By-Laws otherwise provide indemnification.

     The BCL contains provisions affecting indemnification of directors and officers of the Company, to which reference is made for the complete statutory provisions relating to indemnification of directors and officers of a New York Corporation.

     The Company maintains a standard directors and officers liability insurance policy which will reimburse the Company for payments it may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

Item 7.  Exemption from Registration.

     Not applicable.

Item 8.  Exhibits

     See the Exhibit Index, below.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;







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

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to












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

          directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






































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

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on March 3, 1999.

                              MOOG INC.


                              By:/s/Robert R. Banta
                                    Robert R. Banta
                                    Executive Vice President and
                                    Chief Financial Officer







































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
                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Aubrecht and Robert R. Banta, jointly and severally, with full power to act without the other, as his true and lawful attorneys-in-fact, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each of said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                CAPACITY                      DATE


/s/Robert T. Brady       Chairman of the Board,        March 3, 1999
   Robert T. Brady       President, Chief Executive
                         Officer (Principal executive
                         officer) and Director



/s/Robert R. Banta       Executive Vice President and  March 3, 1999
   Robert R. Banta       Chief Financial Officer
                         (Principal financial
                         officer) and Director



/s/Donald R. Fishback    Controller                    March 3, 1999
   Donald R. Fishback    (Principal accounting
                         officer)



/s/Richard A. Aubrecht   Director                      March 3, 1999
   Richard A. Aubrecht








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/s/Joe C. Green          Director                      March 3, 1999
   Joe C. Green



/s/John D. Hendrick      Director                      March 3, 1999
   John D. Hendrick



/s/Kraig H. Kayser       Director                      March 3, 1999
   Kraig H. Kayser



/s/Robert H. Maskrey     Director                      March 3, 1999
   Robert H. Maskrey



/s/Albert F. Myers       Director                      March 3, 1999
   Albert F. Myers



/s/Peter P. Poth         Director                      March 3, 1999
   Peter P. Poth





























                            Page 9 of 18 Pages
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
                             INDEX TO EXHIBITS

                                                   Sequential
Exhibit                                            Page Number

5         -    Opinion of Phillips, Lytle,             11
               Hitchcock, Blaine & Huber LLP as to
               the legality of the securities
               registered.

10        -    Moog Inc. 1998 Stock Option Plan,
               incorporated by reference to the
               Company's definitive proxy statement
               dated January 5, 1998

23(a)     -    Consent of KPMG LLP                     13

23(b)     -    Consent of PricewaterhouseCoopers       15

23(c)     -    Consent of PricewaterhouseCoopers LLP   17

23(d)     -    Consent of Phillips, Lytle, Hitchcock,  11
               Blaine & Huber LLP (included in
               Exhibit 5)

24        -    Power of Attorney (included with         8
               signature page)




























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

                           EXHIBITS 5 AND 23(d)

                  OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
                   BLAINE & HUBER LLP AS TO THE LEGALITY
                       OF THE SECURITIES REGISTERED


















































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
      [LETTERHEAD OF PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP]


                               March 3, 1999


Moog Inc.
East Aurora, New York  14052-0018

          Re:  Moog Inc. - Registration Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of Moog Inc. (the "Company"), covering the registration of 600,000 shares of Class A Common Stock, $1 par value ("Common Stock") of the Company, we have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its Directors and such other documents and corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly organized and is a validly existing corporation under the laws of the State of New York.

          2. The 600,000 shares of Common Stock which may be issued by the Company have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                             PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP














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                               EXHIBIT 23(a)


                            CONSENT OF KPMG LLP
                      INDEPENDENT PUBLIC ACCOUNTANTS


















































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
                      Consent of Independent Auditors


The Board of Directors
Moog Inc.:


We consent to the use of our reports dated November 9, 1998, except as to Notes 2 and 6 which are as of December 3, 1998, on the consolidated financial statements of Moog Inc. and subsidiaries as of September 26, 1998 and September 27, 1997 and for each of the years in the three-year period ended September 26, 1998 and the related financial statement schedule incorporated by reference herein.


                                   KPMG LLP

Buffalo, New York
March 3, 1999




































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
                               EXHIBIT 23(b)


                     CONSENT OF PRICEWATERHOUSECOOPERS
                      INDEPENDENT PUBLIC ACCOUNTANTS


















































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

                    [PRICEWATERHOUSECOOPERS LETTERHEAD]


                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement of Moog Inc. on Form S-8 (pertaining to the Company's 1998 Stock Option
Plan) of our report dated November 12, 1998 on our audits of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of MOOG Inc.) and subsidiary as of September 30, 1998, 1997 and 1996 and for the years then ended, which report is included in the 1998 Annual Report on Form 10-K of Moog Inc.

Stuttgart, Germany
March 3, 1999

PricewaterhouseCoopers





































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

                               EXHIBIT 23(c)


                   CONSENT OF PRICEWATERHOUSECOOPERS LLP
                      INDEPENDENT PUBLIC ACCOUNTANTS



















































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
                    CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Moog Inc.:


We consent to incorporation by reference in this Registration Statement on Form S-8 of Moog Inc. of our report dated November 6, 1998 on our audits of the balance sheets and related statements of income, parent company investment and cash flows of Raytheon Aircraft Montek Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in the Form 8-K/A of Moog Inc. filed February 10, 1999.


                                   PricewaterhouseCoopers LLP


Boston, Massachusetts
March 3, 1999


































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